UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 15, 2009

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

1781 Larkspur Drive
Golden, CO   80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

On April 15, 2009, our board of directors approved the issuance of the following securities and money as compensation to our officers and directors:

1.  Roger Newell, in his capacity as an officer, was granted an option to acquire up to 600,000 restricted shares of our common stock at an exercise price of $0.45 per share.

2.  Heidi Kalenuik, in her capacity as an officer, was granted an option to acquire up to 480,000 restricted shares of our common stock at an exercise price of $0.45 per share.

3.  Roger Newell, in his capacity as a director, was issued 25,000 restricted shares of common stock and was granted an option to acquire up to 240,000 restricted shares of our common stock at an exercise price of $0.45 per share.

4.  Heidi Kalenuik, in her capacity as a director, was issued 25,000 restricted shares of common stock and was granted an option to acquire up to 240,000 restricted shares of our common stock at an exercise price of $0.45 per share.

5.  Ahmed A. Magoma, in his capacity as a director, was issued 10,000 restricted shares of common stock and was granted an option to acquire up to 120,000 restricted shares of our common stock at an exercise price of $0.45 per share.   Mr. Magoma will also be paid $3,000.00 per quarter.

6.  Michele Ashby in her capacity as a director, was issued 10,000 restricted shares of common stock and was granted an option to acquire up to 120,000 restricted shares of our common stock at an exercise price of $0.45 per share.   Ms. Ashby will also be paid $3,000.00 per quarter.

The foregoing options are subject to the execution of written option agreements with the respective officers/directors which will include vesting periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of April, 2009.

LAKE VICTORIA MINING COMPANY, INC.

BY:	HEIDI KALENUIK
Heidi Kalenuik
Secretary, Treasurer, and Director